News Release

Exhibit 99.2

Acuity Brands, Inc.
1170 Peachtree Street, NE
Suite 2300
Atlanta, GA 30309
Tel: 404 853 1400
Fax: 404 853 1430
AcuityBrands.com

ATLANTA, September 27, 2013 - The Board of Directors of Acuity Brands, Inc. (NYSE: AYI; "Company") today declared a quarterly dividend of 13 cents per share.  The dividend is payable on November 1, 2013 to shareholders of record on October 18, 2013.
About Acuity Brands
Acuity Brands, Inc. is a North American market leader and one of the world's leading providers of lighting solutions for both indoor and outdoor applications. With fiscal year 2012 net sales of over $1.9 billion, Acuity Brands employs approximately 6,000 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The company's lighting solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona®, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Tersen®, Sunoptics®, Sensor Switch®, Lighting Control & Design™, Synergy® Lighting Controls, Pathway Connectivity Solutions®, Dark to Light®, ROAM®, RELOC® Wiring Solutions, Acculamp® and eldoLED®.
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Contact(s):
Dan Smith
dan.smith@acuitybrands.com, (404) 853.1423